Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2017

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $     0

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class C	      $     0
	    Class Y	      $     0


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0000

	2.  Dividends for a second class of open-end company shares (per share)
    	    Class C	      $0.0000
	    Class Y	      $0.0000


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         7045

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class C              5500
	    Class Y		26195


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 25.27

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class C           $ 23.81
	    Class Y	      $ 25.35



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $     3

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class C	      $     0
	    Class Y	      $   253



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0030

	2.  Dividends for a second class of open-end company shares (per share)
    	    Class C	      $0.0000
	    Class Y	      $0.0270

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         1227

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class C               197
	    Class Y		13652


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 12.85

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class C           $ 12.08
	    Class Y	      $ 12.72